                                                                       EXHIBIT 2

NEITHER THIS OPTION NOR THE SECURITIES UNDERLYING THE EXERCISE OF THIS OPTION HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES IN THE ABSENCE OF:
(i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT, OR
(ii) AN EXEMPTION THEREFROM UNDER SAID ACT OR WITHOUT COMPLIANCE WITH ANY APPLICABLE FOREIGN SECURITIES LAWS.

                  Void after 5:00 p.m. (Houston, Texas time) on
                       April 15, 2000 as provided herein.

Issue Date: April 15, 1999                Option to Purchase Common Shares
Expiration Date:  April 15, 2000          Exercisable Commencing: April 15, 1999


                          COMMON STOCK PURCHASE OPTION
                          TO PURCHASE COMMON SHARES OF
                          TECHNOLOGY ACQUISTIONS, LTD.

       Trident Equity Management Group ("Optionor"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Benchmark Equity Group, Inc. ("Holder") is entitled, subject to the terms set forth in this common stock purchase option (the "Option"), at any time or from time to time, commencing April 15, 1999, (the "Exercise Date"), through but not later than April 15, 2000 (the "Expiration Date"), to purchase from the Company an aggregate of One Hundred Twenty Thousand Shares (120,000) shares of common stock, par value $.10 (the "Common Stock") of Technology Acquisitions, Ltd., a Bermuda corporation (the "Company"), at an exercise price of $0.10 per share (such exercise price per share, as adjusted from time to time pursuant to the provisions set forth below, being referred to herein as the "Exercise Price"). The effective date of this Option shall be April 15, 1999. This Option and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void to the extent the Holder (as hereinafter defined) fails to exercise any portion of this Option prior to 5:00 p.m., Houston, Texas time, on the Expiration Date.

1.     Restrictions on Transfer of Shares

       The Shares underlying this Option are restricted securities and have not been the subject of registration under the United States Securities Act of 1933, as amended (the "Act") or under Bermuda or other foreign securities laws, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the United States in the absence of: (i) an effective registration statement for such securities under said Act, or (ii) an exemption therefrom under said Act, or without compliance with any applicable Bermuda or other foreign securities laws.

2.     Exercise of Option

       (a) This Option may be exercised only in its entirety by the Holder at any time until the expiration date by surrendering it, with the form of subscription annexed hereto duly executed by such Holder, to the Company at its address set forth herein in Section 11 accompanied by payment in full, in cash or by certified or official bank check, of the full Exercise Price. This Option shall be deemed to have been exercised prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provision;

       (b) The Optionor shall, at the time of any exercise of this Option, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Option; provided that if the Holder of this Option shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such Holder any such rights;

       (c) The shares of Common Stock which may be delivered upon the exercise of this Option shall, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

       (d) The exercise of the this Option is subject to the prior approval of the Bermuda Monetary Authority ("BMA"), and any attempted exercise without such prior approval shall be null, void and without legal or beneficial effect with respect to the Optionor, the Holder and the Company. The Company shall have no obligation to register or to acknowledge any attempted exercise of this Option or any attempted transfer of Common Stock pursuant to the exercise of this Option without the express consent of the BMA.

3.     Rights of the Holder

       (a) The Holder of this Option shall, be entitled to all voting, dividend or other rights of a common stockholder in the Company, either at law or equity pursuant to an Irrevocable Proxy that shall be executed with the Optionor concurrently with the grant of this Option.

       (b) At any time during the term of the Option, the Holder shall have the right to enjoin in a court of law any action of the Optionor which may contravene the rights of the Holder hereunder. Upon exercise, the Holder shall have the right to specific performance of this Option, including the right to the delivery of the unencumbered Common Stock underlying this Option. The Holder shall also have the right to any remedies in law or in equity for breach of this Option by the Optionor.

4.     Adjustments

       (a) The number of shares of Common Stock purchasable on exercise of this Option and the purchase prices therefor shall be subject to adjustment from time to time in the event


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that the Company shall: (1) pay a dividend in, or make a distribution of, shares of Common Stock; (2) subdivide its outstanding shares of Common Stock into a greater number of shares; (3) combine its outstanding shares of Common Stock into a smaller number of shares; or (4) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders. In any such case, the total number of shares of Common Stock and the number of any other securities purchasable upon exercise of this Option immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive from the Optionor, at the same aggregate exercise price, the number of shares of Common Stock and the number of any other securities that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Option been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this subsection shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this subsection, the Holder shall become entitled to receive shares of two or more classes or series of securities of the Company, the board of directors of the Company shall equitably determine the allocation of the adjusted exercise price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

       (b) In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into or with another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, upon exercise of this Option as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Option immediately prior thereto. In such case, the terms of this Option shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Option after such consummation.

       (c) Whenever a reference is made in this section to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.

       (d) Whenever the number of shares of Common Stock purchasable upon exercise of this Option or the exercise prices thereof shall be adjusted as required herein, the Company shall forthwith file such information with its Secretary at its principal office, and with the exercise price determined as herein provided and setting forth in detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after such adjustment, deliver a copy of such certificate to the Holder.

       (e) The Company: (1) shall not cause the par value of any shares of Common Stock issuable on exercise of this Option to be in excess of the amount payable therefor on such exercise; and (2) shall take all action as may be necessary or appropriate so that the


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

Company may validly and legally issue fully paid and non-assessable shares of Common Stock (or other securities or property deliverable hereunder) upon the exercise of this Option.

5.     Fractional Shares

       No fractional securities or scrip representing fractional securities shall be issued upon the exercise of this Option. With respect to any fraction of a security called for upon any exercise hereof, the Optionor shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such security in an amount, not less than the book value, determined in such reasonable manner as may be prescribed by Optionor.

6.     Notices of Record Dates, Etc.

       (a) If the Company shall fix a record date of holders of Common Stock (or other securities at the time deliverable on exercise of this Option) for the purpose of entitling or enabling them to receive any dividends or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any securities or to receive any other right contemplated by
Section 4 or otherwise; or

       (b) In the event of any reorganization or recapitalization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company to another entity; or

       (c) In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be: (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right; or
(2) the date on which a record is to be taken for the purpose of voting on or approving such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up and the date on which such event is to take place and the time, if any, is to be fixed, as of which a holder of record of Common Stock (or any other securities at the time deliverable on exercise of this Option) shall be entitled to exchange its shares of Common Stock (or such other securities) for securities or other property deliverable on such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at the same date as the Company shall inform its stockholders, but in no event less than ten (10) days preceding such record date.

7.     Reservation of Shares

       The Optionor shall at all times reserve, for the purpose of transfer upon the exercise of this Option, such number of shares of Common Stock (or such class or classes of capital stock or other securities) as shall from time to time be sufficient to comply with this Option, and shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of Common Stock held by it so that the number of shares held by Optionor falls below the number required to comply with this Option. The Optionor agrees to tender a certificate or certificates


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

evidencing the number of shares of Common Stock underlying this Option for the purpose of placing the following legend on the certificate(s):

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN COMMON STOCK PURCHASE OPTION DATED APRIL 15, 1999 BETWEEN TRIDENT EQUITY MANAGEMENT GROUP AND BENCHMARK EQUITY GROUP, INC. AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS THEREOF.

8.     Approvals

       (a) The exercise of the this Option is subject to the prior approval of BMA, and any attempted exercise without such prior BMA approval shall be null, void and without legal or beneficial effect. The Optionor, the Holder and the Company shall each cooperate and use their best efforts to obtain and continue in effect the approval of the BMA.

       (b) In addition to the obligations set forth in Section 8(a), the Optionor and the Company shall from time to time use its best efforts to obtain and continue in effect any and all other permits, consents, registrations, qualifications and approvals of governmental agencies and authorities and to make all filings under applicable United States and foreign securities laws that may be or become necessary in connection with the issuance, sale, transfer and delivery of this Option and the issuance of securities on any exercise hereof.

9.     Restrictions on Transfer

       This Option has not been registered under the Act or qualified under any state or foreign securities or "blue sky" law. This Option may not be offered, sold or otherwise transferred unless registered and qualified pursuant to the provisions of such Act, foreign or "blue sky" laws, or unless an exemption from registration and qualification is available.

10.    Survival

       All agreements, covenants, representations and warranties herein shall survive: (a) the execution and delivery of this Option and any investigation at any time made by or on behalf of any parties hereto; and (b) the sale, exercise and/or purchase of this Option, and the sale or purchase of the shares of Common Stock (and any other securities or property) issuable upon exercise hereof.

11.    Notices

       All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five (5) days after being mailed by first class mail, postage prepaid, properly addressed, as follows:


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

       (a)     If to the Optionor:   Trident Equity Management Group
                                     c/o Mees Pierson
                                     P.O. Box 2003
                                     George Town, Grand Cayman, BWI

       (b)     If to the Company:    Technology Acquisitions, Inc.
                                     Clarendon House
                                     2 Church Street
                                     Hamilton HM11 Bermuda

               with a copy to:       Benchmark Equity Group, Inc.
                                     700 Gemini
                                     Houston, Texas  77058

       (c)     If to the Holder:     Benchmark Equity Group, Inc.
                                     700 Gemini
                                     Houston, Texas  77058

The Company and the Holder may change such address at any time or times by notice hereunder to the other.

12.    Amendments; Waivers; Terminations; Governing Law; Headings; Entire
       Agreement

       This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Option shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware. The headings in this Option are for convenience of reference only and are not part of this Option. This Option is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Option, and there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Option shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Option shall be effective only if made in writing and executed with the same formality of this Option. This Option shall be binding upon any assigns, successors or transferees of the Optionor.

                 [THE REST OF THIS PAGE IS INTENTIONALLY BLANK]


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


       IN WITNESS WHEREOF, Optionor has duly caused this Common Stock Purchase Option to be signed in its name and on its behalf by its duly authorized officers, as of June 7, 1999


ATTEST                                         TRIDENT EQUITY MANAGEMENT GROUP


                                               By:
-------------------------------------              -----------------------------
Secretary                                      Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------


       The Company hereby joins in this Option for the purpose of evidencing its agreement with and obligations arising under Section 2, 4, 5, 8 and 10-12.


ATTEST                                         TECHNOLOGY ACQUISITIONS, LTD.


                                               By:
-------------------------------------              -----------------------------
Witness                                        Name:
                                                     ---------------------------
                                               Title
                                                      --------------------------


ATTEST                                         BENCHMARK EQUITY GROUP, INC.


                                               By:
-------------------------------------              -----------------------------
Witness                                        Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------


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


                               ANNEXED DOCUMENTS*








*NOTE: Capitalized terms used in the following documents but not defined shall have the respective meanings attributed to them in the Common Stock Purchase Option to which such documents are annexed.

                                 ANNEX TO OPTION

                              FORM OF SUBSCRIPTION

       (To be completed and signed only upon an exercise of the Common Stock Purchase Option in whole or in part)

TO:    [Optionor]

       The undersigned, the Holder of the attached Option, hereby irrevocably elects to exercise the purchase right represented by the Option for and to purchase thereunder____ shares of Common Stock from ___________________________, and herewith makes payment of $______________ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
                         -------------------------------------------------------
Address:
                         -------------------------------------------------------
Social Security Number:
                         -------------------------------------------------------
Deliver to:
                         -------------------------------------------------------
Address:
                         -------------------------------------------------------

       :

       The Holder agrees and acknowledges that the exercise of the Option and the delivery of Shares thereunder is expressly conditioned on the obtaining of the prior approval of the Bermuda Monetary Authority.

DATED:                      , 19   .
       ---------------------    ---


(Name of Holder)
                 ---------------------------------------------------------------
(Signature of Holder or Authorized Signatory)
                                             -----------------------------------
Signature Guaranteed:
                      ----------------------------------------------------------


                                    --------------------------------------------
                                    (Social Security or Taxpayer Identification
                                    Number of Holder)

                                                                       EXHIBIT 2

                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST

       This Irrevocable Proxy, dated as of June 7, 1999, by and between Trident Equity Management Group ("TEMG" or "Grantor"), a Cayman Islands exempt company, and Benchmark Equity Group, Inc., a Delaware corporation ("Grantee" or "Benchmark").

       In consideration of the premises and the mutual covenants and agreements set forth herein, twenty dollars, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

       1. Grantor hereby irrevocably appoints Grantee, for a period of twelve months from the date hereof, as the Grantor's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the shares of Common Stock (the "Shares") which Grantor is entitled to vote, for and in the name, place and stead of the Grantor, at a meeting of the stockholders of Technology Acquisitions, Inc. or pursuant to any consent in lieu of a meeting or otherwise.

       2. Grantor further agrees that this Proxy is executed in connection with the grant to Benchmark of an unconditional option to purchase all of the Shares, and is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Grantor, by lack of appropriate power or authority or by the occurrence of any other event or events.

       3. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provision thereof relating to conflicts of law.

       4. Grantor agrees that for the duration of this Irrevocable Proxy that it shall not alienate the Shares nor grant any other Proxy with respect to the Shares, and further, Grantor will, at Benchmark's request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Grantee to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

       5. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

       6. This Proxy may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

            IN WITNESS WHEREOF, Grantor and the Grantee have caused this Irrevocable Proxy to be duly executed as of the date first above written.


                                    GRANTOR:

                                    Trident Equity Management Group


                                    By:
                                        ----------------------------------------

                                    GRANTEE:

                                    BENCHMARK EQUITY GROUP, INC.

                                    By:
                                        ----------------------------------------
                                        Frank DeLape
                                        President


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